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                                                                    Exhibit 10.3

                        PRIVATE LINE OF CREDIT AGREEMENT

        This Agreement is entered in San Diego, California on March 11, 1998 among CardioDynamics International Corporation, a California corporation ("CDIc"), Allen E. Paulson ("Paulson") and James C. Gilstrap ("Gilstrap"). Paulson and Gilstrap are hereafter referred to jointly as the "Lenders".

        1. The Lenders shall lend up to an aggregate of $3,000,000 from time to time to CDIc, upon written request by CDIc, against respective promissory notes in the form attached hereto (the "Notes"). The initial advances, to be made today, shall be $85 by Paulson and $15 by Gilstrap.

        2. The Lenders agree to honor all requests for funds from CDIc, up to the maximum set forth in paragraph 1, provided only that (a) CDIc's written request is delivered to the Lenders at the Del Mar Country Club, P.O. Box 9660, Rancho Santa Fe, California at least 14 days before the funding date specified in the request, (b) of the amount requested, 85% is requested from Paulson and 15% is requested from Gilstrap, and (c) at the time the request is delivered CDIc is not in bankruptcy proceedings and is not in default in the payment of interest under the Notes.

        3. CDIc agrees that any payments under the Notes shall be in the same 85%/15% ratio.

        4. This is the entire agreement among the parties with regard to the subject matter of this Agreement. It cannot be amended except in a writing signed by all parties.

        5. The parties acknowledge that Brobeck, Phleger & Harrison LLP represents in various matters each of CDIc, Paulson, Gilstrap, and entities controlled by Paulson and/or Gilstrap. The results in an actual conflict of interest. The parties agree that in this transaction Brobeck, Phleger & Harrison LLP is representing only CDIc, and is not representing either of the Lenders. The parties consent to this representation alignment and waive the actual conflict of interest involved. The Lenders acknowledge that they have been urged to retain separate legal counsel to protect their interests in this transaction.

                                   CARDIODYNAMICS INTERNATIONAL
                                   CORPORATION


                                   By:      /s/ Rhonda Pederson
                                      -------------------------------
                                            President

                                   By:      /s/ Steve P. Loomis
                                      -------------------------------
                                            Secretary

                                   /s/ Allen E. Paulson
                                   ----------------------------------
                                   ALLEN E. PAULSON

                                   /s/ James C. Gilstrap
                                   ----------------------------------
                                   JAMES C. GILSTRAP